Exhibit 99.3
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
GSI Commerce, Inc.
King of Prussia, PA
     We have audited the accompanying consolidated balance sheets of GSI Commerce, Inc. and subsidiaries (the “Company”) as of January 3, 2009 and December 29, 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three fiscal years in the period ended January 3, 2009. Our audits also included the financial statement schedule (included herein). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GSI Commerce, Inc. and subsidiaries as of January 3, 2009 and December 29, 2007, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 2009, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     As discussed in Note 17 to the consolidated financial statements, on January 4, 2009 the Company changed its method of accounting for convertible notes to conform to Financial Accounting Standards Board Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), and retrospectively adjusted the accompanying 2006, 2007 and 2008 consolidated financial statements for the change.
     We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of January 3, 2009, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 12, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.
/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 12, 2009 (August 4, 2009 as to the effect of the retrospective application and correction discussed in Note 17)

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 29,	January 3,
	2007(1)	2009(1)
ASSETS
Current assets:
Cash and cash equivalents	$231,511	$130,315
Accounts receivable, net of allowance of $1,833 and $2,747	64,285	78,544
Inventory	47,293	42,856
Deferred tax assets	14,114	18,125
Prepaid expenses and other current assets	12,459	11,229

Total current assets	369,662	281,069

Property and equipment, net	156,774	164,833
Goodwill	82,757	194,996
Intangible assets, net of accumulated amortization of $4,972 and $18,340	16,476	46,663
Long-term deferred tax assets	23,453	11,296
Other assets, net of accumulated amortization of $14,545 and $16,384	20,982	17,168

Total assets	$670,104	$716,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,667	$98,100
Accrued expenses	98,179	116,747
Deferred revenue	17,588	20,397
Current portion of long-term debt	2,406	4,887

Total current liabilities	203,840	240,131

Convertible notes	152,485	161,951
Long-term debt	27,245	32,609
Deferred revenue and other long-term liabilities	5,634	6,838

Total liabilities	389,204	441,529

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 29, 2007 and January 3, 2009	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 46,847,919 and 47,630,824 shares issued as of December 29, 2007 and January 3, 2009 respectively; 46,847,716 and 47,630,621 shares outstanding as of December 29, 2007 and January 3, 2009, respectively	468	476
Additional paid in capital	412,203	430,933
Accumulated other comprehensive loss	(156)	(2,327)
Accumulated deficit	(131,615)	(154,586)

Total stockholders’ equity	280,900	274,496

Total liabilities and stockholders’ equity	$670,104	$716,025

(1)	As retrospectively adjusted and corrected, see Note 17.
The accompanying notes are an integral part of these consolidated financial statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006(1)	2007(1)	2009(1)

Revenues:
Net revenues from product sales	$461,183	$512,194	$577,073
Service fee revenues	148,370	237,763	389,853

Net revenues	609,553	749,957	966,926

Costs and expenses:
Cost of revenues from product sales	331,253	356,541	405,254
Marketing	48,659	64,573	70,282
Account management and operations, inclusive of $3,698 $3,241and $7,505 of stock-based compensation	117,304	177,473	260,325
Product development, inclusive of $988, $1,749 and $4,118 of stock-based compensation	45,427	66,032	104,208
General and administrative, inclusive of $3,102, $4,052 and $7,780 of stock-based compensation	36,176	43,682	68,964
Depreciation and amortization	21,297	37,337	68,153

Total costs and expenses	600,116	745,638	977,186

Income (loss) from operations	9,437	4,319	(10,260)

Other (income) expense:
Interest expense	6,081	12,191	18,841
Interest income	(6,075)	(9,270)	(1,772)
Other expense	37	237	1,562
Loss on sale of marketable securities	2,873	5,007	—
Impairment of equity investments	—	—	1,665

Total other (income) expense	2,916	8,165	20,296

Income (loss) before income taxes	6,521	(3,846)	(30,556)

Benefit for income taxes	(38,140)	(2,887)	(7,585)

Net income (loss) before cumulative effect of change in accounting principle	44,661	(959)	(22,971)
Cumulative effect of change in accounting principle	268	—	—

Net income (loss)	$44,929	$(959)	$(22,971)

Basic earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.98	$(0.02)	$(0.49)
Cumulative effect of change in accounting principle	0.01	—	—

Earnings (loss) per share- basic	$0.99	$(0.02)	$(0.49)

Diluted earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.93	$(0.02)	$(0.49)
Cumulative effect of change in accounting principle	0.01	—	—

Earnings (loss) per share- diluted	$0.94	$(0.02)	$(0.49)

Weighted average shares outstanding — basic	45,174	46,433	47,347

Weighted average shares outstanding — diluted	50,624	46,433	47,347

(1)	As retrospectively adjusted and corrected, see Note 17.
The accompanying notes are an integral part of these consolidated financial statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY(1)
(in thousands)

						Accumulated
			Additional			Other
	Common Stock		Paid in	Accumulated	Comprehensive	Comprehensive
	Shares	Dollars	Capital	Deficit	(Loss) Income	Loss	Total

Consolidated balance at December 31, 2005 as originally reported	44,469	$445	$329,103	$(174,031)		$(2,344)	$153,173
Retrospective adjustment			18,187	(1,554)			16,633

Consolidated balance at December 31, 2005 as retrospectively adjusted	44,469	445	347,290	(175,585)		(2,344)	169,806
Net income				44,929	44,929		44,929
Net unrealized gain on available- for-sale securities, net of tax					388	388	388
Unrealized loss on investment in Odimo recorded at fair value, net of tax (See Note 3)					(860)	(860)	(860)
Add: Reclassification adjustment for losses realized in net income					2,730	2,730	2,730
Cumulative translation adjustment, net of tax					(11)	(11)	(11)

Comprehensive income					$47,176

Stock-based compensation expense			5,161				5,161
Common stock issued to finance acquisition	83	1	1,299				1,300
Issuance of common stock and warrants upon exercise of options	1,246	12	10,154				10,166
Issuance of stock awards upon vesting	81		(242)				(242)
Tax benefit in connection with exercise of stock options and awards			2,679				2,679
Cumulative effect of change in accounting principle			(268)				(268)

Consolidated balance at December 30, 2006	45,879	$458	$366,073	$(130,656)		$(97)	$235,778

Net loss				(959)	(959)		(959)
Net unrealized gain on available- for-sale securities, net of tax					11	11	11
Add: Reclassification adjustment for losses realized in net income					80	80	80
Cumulative translation adjustment, net of tax					(150)	(150)	(150)

Comprehensive income					$(1,018)

Stock-based compensation expense			8,028				8,028
Issuance of convertible notes			26,783				26,783
Issuance of common stock and warrants upon exercise of options	805	8	8,072				8,080
Issuance of stock awards upon vesting	164	2	(2)				—
Share-based awards retained for taxes			(1,288)				(1,288)
Tax benefit in connection with exercise of stock options and awards			4,537				4,537

Consolidated balance at December 29, 2007	46,848	$468	$412,203	$(131,615)		$(156)	$280,900

Net loss				(22,971)	(22,971)		(22,971)
Cumulative translation adjustment, net of tax					(2,171)	(2,171)	(2,171)

Comprehensive loss					$(25,142)

Stock-based compensation expense			18,494				18,494
Issuance of common stock and warrants upon exercise of options	128	1	1,384				1,385
Issuance of stock awards upon vesting	655	7	(7)				—
Share-based awards retained for taxes			(222)				(222)
Tax deficit in connection with exercise of stock options and awards			(919)				(919)

Consolidated balance at January 3, 2009	47,631	$476	$430,933	$(154,586)		$(2,327)	$274,496

(1)	As retrospectively adjusted and corrected, see Note 17.
The accompanying notes are an integral part of these consolidated financial statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006(1)	2007(1)	2009(1)
Cash Flows from Operating Activities:
Net income (loss)	$44,929	$(959)	$(22,971)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	20,821	32,763	54,557
Amortization	476	4,574	13,596
Amortization of discount on convertible notes	3,185	6,542	9,462
Stock-based compensation	7,788	9,042	19,403
Foreign currency transaction losses	—	—	1,571
Loss on sale of marketable securities	2,873	5,007	—
Impairment of equity investments	—	—	1,665
Loss (gain) on disposal of equipment	329	34	(354)
Deferred income taxes	(38,816)	(3,305)	(7,722)
Cumulative effect of change in accounting principle	(268)	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(14,280)	(7,005)	(8,130)
Inventory	(12,204)	(471)	4,437
Prepaid expenses and other current assets	(3,272)	(2,265)	2,142
Other assets, net	(2,467)	739	1,724
Accounts payable and accrued expenses and other	48,377	7,633	23,513
Deferred revenue	8,606	5,805	3,076

Net cash provided by operating activities	66,077	58,134	95,969

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(5,849)	(100,574)	(145,001)
Cash paid for property and equipment, including internal use software	(42,621)	(54,196)	(57,180)
Proceeds from government grant related to corporate headquarters	3,000	—	—
Proceeds from disposition of assets	—	—	1,500
Funding of restricted cash escrow funds	(1,052)	—	—
Other deferred cost	95	—	—
Cash paid for equity investments	(2,435)	(3,083)	—
Purchases of marketable securities	(226,968)	(263,688)	—
Sales of marketable securities	222,685	371,264	—

Net cash used in investing activities	(53,145)	(50,277)	(200,681)

Cash Flows from Financing Activities:
Proceeds from convertible notes	—	150,000	—
Borrowings on revolving credit loan	—	—	70,000
Repayments on revolving credit loan	—	—	(70,000)
Proceeds from capital lease financing	—	—	7,901
Proceeds from long-term borrowing	343	—	—
Debt issuance costs paid	—	(5,042)	(561)
Repayments of capital lease obligations	(469)	(935)	(3,032)
Repayments of mortgage note	(170)	(182)	(195)
Excess tax benefit in connection with exercise of stock options and awards	145	359	14
Proceeds from exercise of common stock options and warrants	10,166	8,080	1,385

Net cash provided by financing activities	10,015	152,280	5,512

Effect of exchange rate changes on cash and cash equivalents	74	(8)	(1,996)

Net increase (decrease) in cash and cash equivalents	23,021	160,129	(101,196)
Cash and cash equivalents, beginning of period	48,361	71,382	231,511

Cash and cash equivalents, end of period	$71,382	$231,511	$130,315

Supplemental Cash Flow Information
Cash paid during the period for interest	$3,182	$5,622	$9,798
Cash paid during the period for income taxes	—	564	699
Noncash Investing and Financing Activities:
Accrual for purchases of property and equipment	1,619	2,943	3,712
Equipment financed under capital lease	—	15,562	2,497
Common stock issued to finance acquisition	1,300	—	—

(1)	As retrospectively adjusted and corrected, see Note 17
The accompanying notes are an integral part of these consolidated financial statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
NOTE 1—DESCRIPTION OF BUSINESS
     GSI Commerce, Inc. (“GSI” or the “Company”), a Delaware corporation, is a leading provider of e-commerce and interactive marketing services to large businesses that sell products directly to consumers (b2c). The Company has two reportable segments — e-commerce services and interactive marketing services. Through the Company’s e-commerce services, it delivers customized solutions to its clients through an integrated e-commerce platform, which is comprised of three components: technology, fulfillment and customer care. The Company offers each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. Through the Company’s interactive marketing services, it offers online marketing and advertising, user experience and design, studio and e-mail marketing services.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     The following summarize the Company’s significant accounting policies:
     Fiscal Year: The Company’s fiscal year ends on the Saturday closest to December 31. The fiscal year is named for the calendar year ending on that December 31. Fiscal 2006 and 2007 each included 52 weeks, and fiscal 2008 included 53 weeks.
     Basis of Consolidation: The financial statements presented include the accounts of the Company and all wholly owned subsidiaries. Inter-company balances and transactions among consolidated entities have been eliminated.
     Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.
     Fair Values: The carrying amount of cash and cash equivalents, trade receivables and trade payables approximates their fair values due to their short-term maturity. See Note 3, Fair Value of Financial Instruments, for information related to the fair value of the Company’s financial instruments.
     Reclassifications: The Company replaced the sales and marketing line item in its Consolidated Statements of Operations with two separate line items: (i) marketing and (ii) account management and operations. Marketing expenses include client revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. These costs are derived from the Company’s e-commerce services segment. The remaining expenses that were formerly included in sales and marketing are now included within account management and operations. Account management and operations expenses include fulfillment costs, customer care costs, credit card fees, and payroll related to the buying, business management and marketing functions of the Company. This change was made to enable investors to analyze the Company’s expenses in a manner consistent with how the business is viewed internally and managed. The Company conformed this presentation for all periods presented.
     In addition, to maintain consistency and comparability, the Company reclassified to other assets, net, $6,202 as of December 29, 2007, which was previously reported in equity investments on its Consolidated Balance Sheets to conform to the current period presentation.
     These reclassifications had no effect on the Company’s previously reported net income (loss) or stockholders’ equity.
     Cash and Cash Equivalents: Cash primarily consists of bank deposits. Cash equivalents primarily consist of money market mutual funds. All investments with an original maturity of three months or less are considered cash equivalents.
     Inventory: Inventory, primarily consisting of sporting goods and consumer electronics, is valued at the lower of cost (determined using the weighted average method) or market. Inherent in this valuation are significant management judgments and estimates, including among others, assessments concerning obsolescence and shrinkage rates. Based upon these judgments and estimates, which are applied consistently from period to period, the Company records a valuation adjustment to adjust the carrying amount of its inventory.
     The Company’s obsolescence reserve represents the excess of the carrying value over the amount it expects to realize from the ultimate sale or other disposal of the inventory. The obsolescence reserve establishes a new cost basis for the

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
Company’s inventory. Subsequent changes in facts or circumstances do not result in the reversal of previously recorded reserves or an increase in that newly established cost basis.
     The Company’s shrinkage loss reserve represents estimated physical inventory losses (e.g., theft or damages) that have occurred since the last inventory count date. Inventory counts are taken on a regular basis to ensure that the inventory reported in the Company’s consolidated financial statements are accurately stated. During the interim period between inventory counts, the Company reserves for anticipated physical inventory losses.
     The Company also provides fulfillment-related services for certain of its clients in which its clients maintain ownership of the related products. As such, the related inventory is not reported in the Company’s Consolidated Balance Sheets.
     Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation or amortization. In accordance with the American Institute of Certified Public Accountant’s Accounting Standards Executive Committee’s Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” (“SOP 98-1”) the Company capitalizes costs incurred during the application development stage related to the development of internal-use software and amortizes these costs over the estimated useful life of four years. Depreciation or amortization is provided using the straight-line method over the estimated useful lives of the assets, which are:
•	Three years for office equipment;

•	Three to four years for computer hardware and software including internal use software;

•	Seven years for furniture and fulfillment center equipment;

•	The lesser of fifteen years or lease term for leasehold improvements;

•	Fifteen years for building improvements; and

•	Thirty years for buildings.
     Expenditures for maintenance and repairs are expensed as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized.
     Goodwill and Other Intangible Assets: Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to tangible and intangible assets acquired less liabilities assumed. The determination of the fair value of the intangible assets acquired involves certain judgments and estimates. These judgments can include, but are not limited to, the cash flows that an asset is expected to generate in the future and the appropriate weighted average cost of capital.
     The Company does not amortize goodwill or indefinite-lived intangible assets but performs tests for impairment annually, or when indications of potential impairment exist, utilizing a fair value approach at the reporting unit level. The Company determines fair value using widely accepted valuation techniques, including the income approach which estimates the fair value of its reporting units based on the future discounted cash flows, and the market approach which estimates the fair value of its reporting units based on comparable market prices. In testing for a potential impairment of goodwill, the Company estimates the fair value of its reporting units to which goodwill relates and determines the carrying value (book value) of the assets and liabilities related to those businesses.
     In the fourth quarter of fiscal 2008, the Company completed its annual impairment testing of goodwill and indefinite-lived intangible assets and determined there was no impairment.
     The Company amortizes other intangible assets with determinable lives over their estimated useful lives. The Company records an impairment charge on these assets when it determines that their carrying value may not be recoverable. The carrying value is not recoverable if it exceeds the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. When there is existence of one or more indicators of impairment, the Company measures any impairment of intangible assets based on a projected discounted cash flow method using a discount rate determined by the Company’s management to be commensurate with the risk inherent in its business model. The Company’s estimates of future cash flows attributable to its other intangible assets require significant judgment based on the Company’s historical and anticipated results and are subject to many factors.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     See Note 5, Goodwill and Other Intangible Assets, for more information about goodwill and other intangible assets.
     Long-Lived Assets: The Company reviews long-lived assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists when the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the asset’s carrying value. If an impairment exists, an impairment loss is recognized for the difference between the asset’s carrying value and its estimated fair value. When an impairment loss is recognized, the carrying amount of the asset is reduced to its estimated fair value based on quoted market prices or other valuation techniques.
     Other Assets, Net: Other assets, net consists primarily of the debt issuance costs related to the June 2005 and July 2007 subordinated convertible debt offerings, equity investments, deferred client revenue share charges, and prepaid revenue share payments.
     The debt issuance costs related to the June 2005 and July 2007 offerings of $207,500 aggregate subordinated convertible notes had a cost of $7,679 and a net book value of $4,733 as of January 3, 2009, and had a cost of $7,631 and a net book value of $5,933 as of December 29, 2007. Total amortization related to the issuance costs, which is reflected as a portion of interest expense, was $1,248 for fiscal 2008, $878 for fiscal 2007 and $518 for fiscal 2006. For additional information, see Note 17, Financial Statement Correction of Misstatement and Retrospective Application of FSP APB 14-1.
     Equity investments were $5,374 as of January 3, 2009 and $6,202 as of December 29, 2007. The Company accounts for its equity investments using the cost method in accordance with Accounting Principles Board Opinion 18, “The Equity Method of Accounting for Investments in Debt and Equity Securities.” In accordance with Financial Accounting Standards Board Staff Position FAS 115-1/124-1: “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” the Company monitors its investments periodically to evaluate whether any changes in fair value become other-than-temporary. Based on the financial information and general market conditions of one of its investments, the Company determined it had an impairment that was other-than-temporary. The Company recognized a $1,665 impairment loss on its equity investment in the fourth quarter of fiscal 2008 that is recorded in a separate line item in other (income) expense in the Consolidated Statements of Operations.
     Deferred client revenue share charges, resulting from one client’s exercise of a right to receive 1,600 shares of the Company’s common stock in lieu of future cash client revenue share payments, were $2,323 as of January 3, 2009 and $3,337 as of December 29, 2007. Client revenue share charges are related to the exercise of common stock and are being amortized on a straight-line basis over the remaining term of the contract. Stock-based compensation expense related to the amortization of deferred client revenue share charges was $1,014 for fiscal 2008, $1,014 for fiscal 2007 and $2,627 for fiscal 2006, and is reflected within marketing expenses in the Consolidated Statements of Operations.
     The total prepaid revenue share payments included in other assets were $1,354 as of January 3, 2009 and $1,771 as of December 29, 2007 and are being amortized on a straight-line basis over the remaining terms of the contracts within marketing expenses in the Consolidated Statements of Operations.
     Accrued Expenses: Accrued expenses include $55,573 of amounts payable to the Company’s clients, accrued payroll of $15,931, and marketing accruals of $12,368 as of the end of fiscal 2008. No other individual balance was greater than 5% of total current liabilities as of January 3, 2009.
     Accrued expenses include $43,825 of amounts payable to the Company’s clients as of the end of fiscal 2007. No other individual balance was greater than 5% of total current liabilities as of December 29, 2007.
     Revenue Recognition: The Company recognizes revenues in accordance with Staff Accounting Bulletin 104, “Revenue Recognition.” Revenue is recognized when the following revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable and collectability is reasonably assured.
     The Company considers the criteria presented in Emerging Issues Task Force (“EITF”) 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), in determining the appropriate revenue recognition treatment.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
For the Company’s fulfillment and drop-shipping services, when the Company is the primary obligor in a transaction, has general inventory risk, has established the selling price, has discretion in supplier selection and has credit risk, or have several but not all of these indicators, it records revenue gross as a principal and records these revenues as revenues from product sales. When the Company does not have several or all of these factors, it records the commission or fee retained as service fee revenue. Revenue generated from the Company’s customer care, interactive marketing and technology services are also recorded as service fees.
     The Company follows EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”), for revenue arrangements that include multiple deliverables. The revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: the delivered item has value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items and delivery of any undelivered item is probable and substantially in the Company’s control.
     Net Revenues from Product Sales: The Company recognizes revenue from product sales, which includes shipping revenue for all clients that it provides fulfillment services, upon shipment of products to customers, net of estimated returns based on historical experience and current trends. The Company recognizes revenue from shipping when products are shipped and title and significant risks of ownership passes to the customer. The majority of product sales are shipped from the Company’s fulfillment centers. The Company also relies upon certain vendors to ship products directly to customers on its behalf. The Company acts as principal in these transactions, as orders are initiated directly through the e-commerce businesses that it operates, because the Company has inventory risk, establishes selling prices, takes title to the goods at the shipping point and has the economic risk related to collection, customer care and returns.
     The Company pays a percentage of the revenues generated from product sales through the e-commerce businesses that it operates to its respective clients in exchange for the rights to use their brand names and the promotions and advertising that its clients agree to provide. The Company refers to these payments as client revenue share expenses. The Company has considered the revenue reduction provisions addressed in EITF 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products” (“EITF 01-09”), and believes that the payment of client revenue share expense to its clients should not result in any reduction of revenues. EITF 01-09 addresses consideration paid to parties along a distribution chain. The Company purchases merchandise from its vendors, at its discretion, and is responsible for paying those vendors. The amounts purchased and the prices paid to the Company’s vendors are not in any way impacted by the revenue share provisions of its agreements with its clients. Accordingly, the Company’s clients and its vendors are not linked in the distribution chain and it believes that the provisions of EITF 01-09 do not apply.
     Service Fee Revenues: Services fees are generated based on a client’s use of one or more of the Company’s e-commerce platform components or elements of those components, which include technology, fulfillment and customer care. Service fees are also generated from professional, technology and interactive marketing services. Service fees can be fixed or variable and are based on the activity performed, the value of merchandise sold, or the gross profit from a transaction. For transactions in which the Company is deemed to be the agent in accordance with EITF 99-19, the Company records service fee revenue based on the net fee retained.
     The Company does not specifically record “cost of service fee revenues” as these costs are incurred by its service fee-based clients rather than by the Company. Operating expenses relating to service fee revenues consist primarily of personnel and other costs associated with the Company’s engineering, production and creative departments which are included in product development expense, as well as fulfillment costs and personnel and other costs associated with its marketing and customer care departments which are included in account management and operations expense in the Consolidated Statements of Operations.
     For clients Web stores for which the Company owns the inventory and records revenue as product sales, it sells gift cards to its customers through its clients’ Web stores and through selected third parties. The Company recognizes income from gift cards when: (i) the gift card is redeemed by the customer; or (ii) the likelihood of the gift card being redeemed by the customer is remote and the Company determines that it does not have a legal obligation to remit the value of unredeemed gift cards to the relevant jurisdictions (“gift card breakage”). Based on historical redemption patterns, the likelihood of a gift card remaining unredeemed can be determined 24 months after the gift card is issued. At that time, the Company recognizes

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
breakage income for those cards for which the likelihood of redemption is deemed to be remote and the Company does not have a legal obligation to remit the value of the unredeemed gift cards to the relevant jurisdiction. Gift card breakage income is included in service fee revenues in the Company’s Consolidated Statements of Operations.
     During the fourth quarter of fiscal 2008 the Company obtained sufficient historical redemption data for its gift card program to make a reasonable estimate of the ultimate redemption patterns and breakage rates. Fiscal 2008 was the first year in which the Company recognized gift card breakage income. The Company recognized $2,974 of gift card breakage income, of which $1,649 would have been recorded prior to fiscal 2008 had the Company began recognizing gift card breakage income prior to fiscal 2008.
     The Company’s deferred revenue consists of sales of gift cards redeemable through its clients’ Web stores in which it records net revenues from product sales, as well as payments received for service fees in advance of the delivery of the Company’s service obligation. For service fees received in advance, revenue is recognized either over the service period or upon completion of the Company’s obligation.
     Cost of Revenues from Product Sales: Cost of revenues from product sales include the cost of products sold and inbound freight related to these products, as well as outbound shipping and handling costs, other than those related to promotional free shipping and subsidized shipping and handling which are included in marketing expense in the Consolidated Statements of Operations. The Company does not record cost of service fee revenue because the Company is deemed to be an agent in accordance with EITF 99-19.
     Vendor Allowances: The Company has agreements to receive funds from certain of its vendors, including rebates and cooperative marketing reimbursements. The Company has agreements with vendors setting forth the specific conditions for each allowance or payment. In accordance with EITF 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,” vendor allowances are recorded as a reduction in the cost of the applicable vendor’s products and recognized in cost of revenues from product sales when the related product is sold unless the allowances represent reimbursement of a specific incremental and identifiable cost incurred to promote the vendor’s product. If the allowance represents a reimbursement of cost, it is recorded as an offset to the associated expense incurred. Any reimbursement greater than the costs incurred is recognized as a reduction in the cost of the product.
     Marketing: Marketing expenses include client revenue share charges, net advertising and promotional expenses incurred by the Company in operating its clients’ e-commerce businesses, subsidized shipping and handling costs and catalog costs.
     Client revenue share charges are payments made to the Company’s clients in exchange for the use of their brand names, logos, the promotion of its clients’ URLs, Web stores and toll-free telephone numbers in clients’ marketing and communications materials, the implementation of programs to provide incentives to consumers to shop through the e-commerce businesses that the Company operates for its clients and other programs and services provided to the consumers of the e-commerce businesses that the Company operates for its clients, net of amounts reimbursed to the Company by its clients. Client revenue share is calculated as either a percentage of product sales or a guaranteed annual amount. Client revenue share charges were $41,796 for fiscal 2008, $35,297 for fiscal 2007 and $25,007 for fiscal 2006.
     The Company expenses the cost of advertising, which includes online marketing fees, media, agency and production expenses, in accordance with SOP 93-7, “Reporting on Advertising Costs” (“SOP 93-7”). Advertising production costs are expensed the first time the advertisement runs. Online marketing fees and media (television, radio and print) placement costs are expensed in the month the advertising appears. Agency fees are expensed as incurred. Advertising and promotional expenses are net of amounts reimbursed to the Company by its clients. Advertising costs were $19,750 for fiscal 2008, $19,285 for fiscal 2007 and $19,175 for fiscal 2006.
     The Company defines shipping and handling costs as only those costs incurred for a third-party shipper to transport products to consumers and these costs are included in cost of revenues from product sales to the extent the costs are less than or equal to shipping revenue. In some instances, shipping and handling costs exceed shipping charges to the consumer and are subsidized by the Company. Additionally, the Company selectively offers promotional free shipping whereby it ships

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
merchandise to consumers free of all shipping and handling charges. The cost of promotional free shipping and subsidized shipping and handling was $4,009 for fiscal 2008, $5,908 for fiscal 2007 and $4,626 for fiscal 2006.
     Catalog costs consist primarily of creative design, paper, printing, postage and mailing costs, which are capitalized and amortized over the expected future revenue stream, which is generally a period not exceeding six months. The Company accounts for catalog costs in accordance with SOP 93-7, which requires the amortization of capitalized advertising costs be based upon the ratio of actual revenues to the total of actual and estimated future revenues on an individual catalog basis. Deferred catalog costs included in prepaid expenses and other current assets were $613 for fiscal 2008 and $604 for fiscal 2007. Catalog costs were $5,222 for fiscal 2008, $4,263 for fiscal 2007 and $4,416 for fiscal 2006.
     Account Management and Operations: Account management and operations expenses include fulfillment costs, customer care costs, credit card fees, and payroll related to the buying, business management and marketing functions of the Company.
     The Company defines fulfillment costs as personnel, occupancy and other costs associated with its fulfillment centers, personnel and other costs associated with its logistical support and vendor operations departments and third-party warehouse and fulfillment services costs. Fulfillment costs were $100,131 for fiscal 2008, $72,624 for fiscal 2007 and $43,124 for fiscal 2006.
     Product Development: Product development expenses consist primarily of expenses associated with planning, maintaining and operating the technology platform on which the Company operates its clients’ e-commerce businesses, and payroll and related expenses for the Company’s engineering, production, creative and management information systems departments. Costs incurred to develop internal-use software are accounted for in accordance with SOP 98-1, as described in Property and Equipment, above. Costs incurred relating to planning and training or maintenance of internal-use software is expensed as incurred.
     General and Administrative: General and administrative expenses consist primarily of payroll and related expenses for executive, finance, human resources, legal, sales and administrative personnel, as well as bad debt expense and occupancy costs for the Company’s headquarters and other offices.
     Foreign Currency Translation and Transactions: The functional currency of the Company’s foreign operations is the applicable local currency. The functional currency is translated into U.S. dollars for balance sheet accounts using current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate during the period. The translation adjustments are recorded as a separate component of stockholders’ equity, captioned accumulated other comprehensive loss in the Consolidated Balance Sheets. Cumulative translation adjustments included in accumulated other comprehensive loss in the Consolidated Balance Sheets were $2,327 as of January 3, 2009 and $156 as of December 30, 2007. Losses resulting from transactions denominated in currencies other than the functional currencies were $1,571 for fiscal 2008, $329 for fiscal 2007 and $57 for fiscal 2006, are included in other expense, net in the Consolidated Statements of Operations.
     Stock-Based Compensation: Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 123(R), “Share-Based Payment” (“SFAS 123(R)”), using the modified prospective approach, which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation expense over the service period during which awards are expected to vest. The fair value of restricted stock awards and restricted stock units is determined based on the number of shares granted and the quoted price of the Company’s common stock and the fair value of stock options is determined using the Black-Scholes valuation model. Such value is recognized as expense on a straight-line basis over the requisite service period, net of estimated forfeitures. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts will be recorded as a cumulative adjustment in the period in which estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class and historical experience. During the fourth quarter of fiscal 2008, fiscal 2007 and fiscal 2006, the Company recalculated its projected forfeiture rate as it applies to stock-based compensation based on historical data. For fiscal 2008 the impact of the change in estimate for the change in forfeiture rate increased costs and expenses and increased

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
net loss by $784, which increased both basic and diluted loss per share by $0.02 in the Company’s Consolidated Statement of Operations. For fiscal 2007 the impact of the change in estimate for the change in forfeiture rate increased costs and expenses and increased net loss by $495, which decreased both basic and diluted earnings per share by $0.01. For fiscal 2006 the impact of the change in estimate for the change in forfeiture rate increased costs and expenses and decreased net income by $258, which decreased diluted earnings per share by $0.01. Actual results, and future changes in estimates, may differ substantially from the Company’s current estimates.
     The adoption of SFAS 123(R) resulted in a cumulative benefit from accounting change of $268 and an increase in earnings per share of $0.01 in fiscal 2006, which reflects the cumulative impact of estimating future forfeitures in the determination of period expense, rather than recording forfeitures when they occur as previously permitted.
     See Note 10, Stock Awards, for more information about stock-based compensation.
     Income Taxes: The Company accounts for income taxes in accordance with SFAS 109, “Accounting for Income Taxes” (“SFAS 109”). In accordance with SFAS 109, the Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, is reflected in the consolidated financial statements in the period of enactment.
     The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. In the event the Company determines it would be able to realize its deferred tax assets in the future in excess of their recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.
     The Company does not provide for U.S. taxes on its undistributed earnings of foreign subsidiaries since it intends to invest such undistributed earnings indefinitely outside of the U.S. If such amounts were repatriated, the amount of U.S. income taxes would be immaterial.
     In accordance with Financial Accounting Standards Board’s Interpretation (“FIN”) 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109” (“FIN 48”), the Company recognizes a tax benefit from an uncertain tax position only if it is “more likely than not” that the position is sustainable upon examination, including resolutions of any related appeals or litigation processes, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority having full knowledge of all relevant information. The liability for unrecognized tax benefits is classified as noncurrent unless the liability is expected to be settled in cash within 12 months of the reporting date. The Company records any estimated interest or penalties from the uncertain tax position as income tax expense. The Company adopted FIN 48 effective December 31, 2006, the first day of its fiscal 2007. As a result of the implementation of FIN 48, the Company recognized no increase in the liability for unrecognized tax benefits.
     New Accounting Pronouncements: In September 2006, the FASB issued SFAS 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis, at least annually, until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and the Company adopted SFAS 157 for financial assets and liabilities on the first day of its fiscal 2008, with no material impact to its consolidated financial statements. The Company does not anticipate that the adoption of this statement for nonfinancial assets and liabilities will have a material impact on its consolidated financial statements. For additional information regarding the Company’s adoption of SFAS 157, see Note 3, Fair Value of Financial Instruments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company opted not to electively adopt the provisions of SFAS 159.
     In December 2007, the FASB issued SFAS 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for an acquirer in a business combination on recognizing and measuring the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the entity acquired in its financial statements. In addition, SFAS 141(R) provides guidance on the recognition and measurement of goodwill acquired in the business combination or a gain from a bargain purchase as well as what information to disclose to enable users of the financial statements to evaluate the nature and financial impact of the business combination. SFAS 141(R) also requires recognition of assets and liabilities of noncontrolling interests acquired, fair value measurement of consideration and contingent consideration, expense recognition for transaction costs and certain integration costs, recognition of the fair value of contingencies, and adjustments to income tax expense for changes in an acquirer’s existing valuation allowances or uncertain tax positions that result from the business combination. SFAS 141(R) is effective for the Company as of January 4, 2009, and shall be applied prospectively.
     In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes principles and requirements of treatment for the portion of equity in a subsidiary that is not attributable directly or indirectly to a parent. This is commonly known as a minority interest. The objective of SFAS 160 is to improve relevance, comparability, and transparency concerning ownership interests in subsidiaries held by parties other than the parent by providing disclosures that clearly identify between interests of the parent and interest of the noncontrolling owners and the related impacts on the consolidated statement of income and the consolidated statement of financial position. SFAS 160 also provides guidance on disclosures related to changes in the parent’s ownership interest and deconsolidation of a subsidiary. The provisions of SFAS 160 apply prospectively with presentation and disclosure requirements applied retrospectively to all periods presented. SFAS 160 is effective for the Company as of January 4, 2009. The Company does not anticipate that the adoption of this statement will have a material impact on its consolidated financial statements.
     In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 requires companies with derivative instruments to disclose how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities,” and how derivative instruments and related hedged items affect a company’s financial statements. SFAS 161 is effective for financial statements issued for the Company as of January 4, 2009. The Company does not anticipate that the adoption of this statement will have a material impact on its consolidated financial statements.
     In May 2008, the FASB issued FSP APB 14-1, which changes the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will require the issuer of convertible debt instruments with cash settlement features to separately account for the liability and equity components of the instrument. The Company’s $207,500 of subordinated convertible notes will be subject to the provisions of FSP APB 14-1 because under the notes the Company has the ability to elect cash settlement of the conversion value of the notes. The debt component of the notes will be recognized at the present value of the Company’s cash flows discounted using its nonconvertible debt borrowing rate. The equity component of the notes will be recognized as the difference between the proceeds from the issuance of the note and the fair value of the liability. The FSP will also require an accretion of the resultant debt discount over the expected life of the debt. The transition guidance requires retrospective application to all periods presented and does not grandfather existing instruments. FSP APB 14-1 is effective for the Company as of January 4, 2009. See Note 17, Financial Statement Correction of Misstatement and Retrospective Application of FSP APB 14-1, for information on the impact of FSP APB 14-1 to the Company’s consolidated financial statements.
     In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 requires that unvested stock-based

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
compensation awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) should be classified as participating securities and should be included in the computation of earnings per share pursuant to the two-class method as described by SFAS 128, “Earnings per Share.” The provisions of FSP EITF 03-6-1 are required for fiscal years beginning after December 15, 2008. The Company does not believe the adoption of FSP EITF 03-6-1 will have a material impact on its computation of earnings per share.
     In June 2008, the FASB ratified the consensus reached on EITF Issue 07-5, “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock,” (“EITF 07-5”). EITF 07-5 provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities.” EITF 07-5 is effective for the Company as of January 4, 2009. The Company is currently evaluating the impact that the adoption of this statement will have a material impact on its consolidated financial statements.
NOTE 3— FAIR VALUE OF FINANCIAL INSTRUMENTS
     The Company adopted SFAS 157 in the first quarter of fiscal 2008 for financial assets and liabilities. This standard defines fair value as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor.
     Assets and liabilities measured at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, defined by SFAS 157 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:
Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.
Level 3 — Inputs are unobservable and reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.
     The Company’s financial assets subject to fair value measurements on a recurring basis are as follows (in thousands):

	Fair Value Measurements on January 3, 2009
	Quoted Prices in		Significant
	Active Markets for	Significant Other	Unobservable
	Identical Assets	Observable Inputs	Inputs
Recurring Fair Value Measures	(Level 1)	(Level 2)	(Level 3)

Assets
Cash and cash equivalents(1)
Money market mutual funds	$97,849	$—	$—
Other assets
Cash surrender value of life insurance policies	—	991	—

	$97,849	$991	$—

(1)	Cash and cash equivalents total $130,315 as of January 3, 2009, and are comprised of $97,849 of money market

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
mutual funds and $32,466 of bank deposits.

	Fair Value Measurements on January 3, 2009
	Quoted Prices in		Significant
	Active Markets for	Significant Other	Unobservable
	Identical Assets	Observable Inputs	Inputs
Nonrecurring Fair Value Measures	(Level 1)	(Level 2)	(Level 3)

Assets
Other assets
Equity investments	$—	$—	$1,418

	$—	$—	$1,418

     Certain assets are measured at fair value on a non-recurring basis. For fiscal 2008, the Company recognized an other than temporary impairment loss of $1,665 which reduced the carrying value of one of its equity investments from $3,083 to its estimated fair value of $1,418. Fair value was determined using Level 3 unobservable inputs including the use of discounted cash flow models.
NOTE 4—PROPERTY AND EQUIPMENT
     The major classes of property and equipment, at cost, as of December 29, 2007 and January 3, 2009 were as follows:

	December 29,	January 3,
	2007	2009
Computer hardware and software	$148,091	$190,957
Building and building improvements	44,213	44,721
Furniture, warehouse and office equipment, and other	38,916	40,423
Land	7,889	7,889
Leasehold improvements	4,200	4,592
Capitalized leases	17,403	28,141
Construction in progress	1,528	1,497

	262,240	318,220
Less: Accumulated depreciation	(105,466)	(153,387)

Property and equipment, net	$156,774	$164,833

     The Company’s net book value in capital leases, which consist of warehouse equipment and computer hardware, was $22,595 as of January 3, 2009 and $16,095 as of December 29, 2007. Amortization of capital leases is included within depreciation and amortization expense on the Consolidated Statements of Operations. Interest expense recorded on capital leases was $1,375 for fiscal 2008, $711 for fiscal 2007 and $44 for fiscal 2006.
NOTE 5—GOODWILL AND OTHER INTANGIBLE ASSETS

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
The following table summarizes the changes in the carrying amount of goodwill for each of the Company’s reportable segments:

		Interactive
	E-Commerce	Marketing
	Services	Services	Consolidated
December 30, 2006	$17,786	$—	$17,786
Accretive Commerce acquisition	61,930	—	61,930
Zendor.com acquisition	3,041	—	3,041

December 29, 2007	$82,757	$—	$82,757
Purchase price adjustments	(283)	—	(283)
e-Dialog acquisition (see Note 6)	—	112,238	112,238
Foreign currency translation	284	—	284

January 3, 2009	$82,758	$112,238	$194,996

     The Company’s intangible assets were as follows:

			Weighted-
	December 29,	January 3,	Average
	2007	2009	Life
Gross carrying value of intangible assets subject to amortization:
Customer contracts	$17,282	$38,773	2.5
Non-compete agreements	3,838	3,838	3.0
Purchased technology	—	4,493	4.0
Trade name	82	470	1.1
Foreign currency translation	—	(691)

	21,202	46,883	2.5
Accumulated amortization:
Customer contracts	(4,570)	(15,302)
Non-compete agreements	(320)	(1,599)
Purchased technology	—	(1,152)
Trade name	(82)	(470)
Foreign currency translation	—	183

	(4,972)	(18,340)
Net carrying value:
Customer contracts	12,712	23,471
Non-compete agreements	3,518	2,239
Purchased technology	—	3,341
Trade name	—	—
Foreign currency translation	—	(508)

Total intangible assets subject to amortization, net	16,230	28,543

Indefinite life intangible assets:
Trade name	246	18,120

Total intangible assets	$16,476	$46,663

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     Amortization expense of intangible assets was $13,553 for fiscal 2008, $4,531 for fiscal 2007 and $432 for fiscal 2006. Estimated future amortization expense related to intangible assets as of January 3, 2009, which does not reflect any foreign currency translation effects, is as follows:

Fiscal 2009	$9,712
Fiscal 2010	7,892
Fiscal 2011	5,641
Fiscal 2012	2,538
Fiscal 2013	1,786
Thereafter	1,482

$29,051

NOTE 6—ACQUISITIONS
     The Company accounts for acquisitions using the purchase method of accounting in accordance with SFAS 141, “Business Combinations” (“SFAS 141”). Under the purchase method, assets acquired and liabilities assumed from acquisitions are recorded at their fair values as of the acquisition date. Any excess of the purchase price over the fair values of the net assets acquired are recorded as goodwill. The Company’s purchased intangible assets and goodwill are not deductible for tax purposes. However, purchase accounting allows for the establishment of deferred tax liabilities on purchased intangible assets, other than goodwill.
e-Dialog, Inc.
     On February 13, 2008, the Company completed the acquisition of e-Dialog, Inc. (“e-Dialog”) pursuant to the terms of an Agreement and Plan of Merger dated January 23, 2008. e-Dialog is a provider of advanced e-mail marketing services and solutions to more than 100 companies in the U.S. and Europe. The Company believes the acquisition will expand the breadth and depth of its interactive marketing services capabilities, its reach into existing and new vertical markets, and its growing European presence. The Company also believes that e-Dialog will benefit from the Company’s large scale and market-leading position in e-commerce and multichannel services. As consideration for the acquisition of e-Dialog, the Company paid $148,363 in cash, of which $17,500 will be held in escrow for a period of 15 months. In connection with the acquisition, the Company issued 568 restricted stock units and restricted stock awards with an aggregate value of approximately $9,300 to employees of e-Dialog based on the market price of the Company’s stock on the grant date. Recipients are required to remain employed for specified periods of time subsequent to the acquisition in order for the stock units to vest. The $9,300 will be recognized as stock-based compensation cost, net of estimated forfeitures, over the required service period. The acquisition was financed by the Company in part from its proceeds from the issuance of its 2.5% subordinated convertible notes due 2027, and in part from its working capital.
     In accordance with SFAS 141, the total purchase price is $150,066, including acquisition-related transaction costs of $1,703. Acquisition-related transaction costs include advisory, legal and other external costs directly related to the merger. e-Dialog’s results of operations are included in the Company’s Consolidated Statement of Operations beginning on February 13, 2008.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The following table summarizes the fair values of the e-Dialog assets acquired and liabilities assumed, including cash acquired, as of the acquisition date:

Total current assets	$17,067
Property, plant and equipment	4,530
Goodwill	112,238
Identifiable intangible assets:
Customer contracts	19,470
Internal-developed software	4,493
Trade name	17,874

Total assets acquired	175,672
Total current liabilities	(6,564)
Long-term deferred tax liabilities	(19,042)

Total liabilities assumed	(25,606)

Net assets acquired	$150,066

     Unaudited Pro Forma Financial Information
     The financial information in the table below summarizes the combined results of operations of the Company and e-Dialog on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had actually taken place at the beginning of each of the periods presented and is not intended to be a projection of future results or trends. The pro forma financial information for all periods presented includes pro forma adjustments, net of any applicable tax for a reduction to interest income on the Company’s cash and cash equivalents used to fund the acquisition.

	Fiscal Year Ended
	December 29,	January 3,
	2007	2009
Net revenues	$787,531	$971,897
Net loss	$(1,058)	$(23,385)

Basic and diluted loss per share:	$(0.02)	$(0.49)
Zendor.com Ltd.
     On December 14, 2007, the Company completed the acquisition of Zendor.com Ltd. (“Zendor”) pursuant to the terms of an Agreement and Plan of Merger dated November 30, 2007 (“Zendor Agreement”). Zendor is a United Kingdom-based provider of fulfillment, customer care and e-commerce solutions. The Company believes the acquisition establishes it as an end-to-end e-commerce solution provider capable of delivering integrated, multichannel e-commerce solutions to both the U.K. and global retailers and brands. As consideration for the acquisition of Zendor, the Company paid $9,920 in cash, including acquisition-related transaction costs of approximately $1,159. Acquisition-related transaction costs include advisory, legal and other external costs directly related to the merger. Included in the acquisition cost is $833 paid to Zendor in the first quarter of fiscal 2008 representing the excess value of Zendor’s net assets on the acquisition date over a targeted threshold, as defined in the Zendor Agreement. Zendor’s results of operations are included in the Company’s results of

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
operations beginning on the acquisition date of December 14, 2007. The acquisition was funded by the Company from its working capital.
     In accordance with SFAS 141, the allocation of the purchase price over the fair value of the tangible and identifiable intangible assets acquired resulted in $1,878 recorded as goodwill. The following table summarizes the fair values of the Zendor assets acquired and liabilities assumed, including cash acquired, as of the acquisition date:

Total current assets	$9,830
Property, plant and equipment	3,281
Goodwill	1,878
Identifiable intangible assets:
Customer contracts	2,155
Trade name	388

Total assets acquired	17,532

Total liabilities assumed	(7,612)

Net assets acquired	$9,920

Accretive Commerce, Inc.
     On September 10, 2007, the Company completed the acquisition of Accretive Commerce, Inc. (“Accretive”) pursuant to the terms of an Agreement and Plan of Merger dated August 16, 2007 (“Accretive Agreement”). Accretive is an e-commerce solutions provider that offers e-commerce technology, customer care and fulfillment solutions as well as related services. Accretive’s clients are primarily in the merchandise categories of apparel, home, health and beauty, and specialty foods. The Company believes the acquisition of Accretive strengthens its position in the e-commerce industry and enhances stockholder value by expanding its infrastructure and expanding its client base. As consideration for the acquisition of Accretive, the Company paid approximately $98,200 in cash, of which $11,300 is being held in escrow for a period of 18 months to secure the indemnification obligations under the Accretive Agreement. The acquisition was financed by the Company from its working capital.
     In accordance with SFAS 141, the total purchase price is $98,600, including acquisition-related transaction costs of approximately $400. Acquisition-related transaction costs include advisory, legal and other external costs directly related to the merger. Accretive’s results of operations are included in the Company’s Consolidated Statement of Operations beginning on the acquisition date of September 10, 2007. The following table summarizes the fair values of the Accretive assets acquired and liabilities assumed, including cash acquired, as of the acquisition date:

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)

Total current assets	$16,802
Property, plant and equipment	9,197
Identifiable intangible assets:
Customer contracts	15,008
Employee non-compete agreements	3,838
Goodwill	61,916
Other assets	8,638

Total assets acquired	115,399
Total current liabilities	(14,962)
Total non-current liabilities	(1,837)

Total liabilities assumed	(16,799)

Net assets acquired	$98,600

     In connection with the acquisition, the Company recorded exit cost liabilities of $6,100, which includes $3,100 of severance payments and related benefits for employees of Accretive terminated or notified of their pending termination and $3,000 of lease payments for certain facilities that have been exited or will be exited prior to the expiration of their leases. These amounts are included in the table above. The following table is a summary of activity related to accrued acquisition costs:

	December 29,			Other	January 3,
	2007	Additions	Payments	Adjustments	2009
Severance payments	$2,667	$45	$(2,206)	$(415)	$91
Lease payments	2,824	96	(425)	(2,212)	283

	$5,491	$141	$(2,631)	$(2,627)	$374

NOTE 7—LONG-TERM DEBT AND CREDIT FACILITY
The following table summarizes the Company’s long-term debt as of:

	December 29,	January 3,
	2007	2009

Convertible notes	$152,485	$161,951
Notes payable	12,858	12,663
Capital lease obligations	16,793	24,833

	182,136	199,447
Less: Current portion of notes payable	(193)	(184)
Less: Current portion of capital lease obligations	(2,213)	(4,703)

	$179,730	$194,560

     In May 2008, the FASB issued FSP APB 14-1, which requires the issuer of convertible debt instruments with cash settlement features to separately account for the liability and equity components of the instrument. The Company’s $207,500 principal amount of subordinated convertible notes are subject to the provisions of FSP APB 14-1 because the Company has the ability to elect cash settlement of the conversion value of the notes. The liability component of the notes is determined based on the present value of the notes using the Company’s nonconvertible debt borrowing rate on the issuance date. In order to determine the fair value of the debt portion and equity portion of the Company’s convertible notes in accordance with SFAS 157, the Company used a market approach to determine the market rate for comparable transactions had the Company issued nonconvertible debt with similar embedded features other than the conversion feature by using prices and other relevant information generated by market transactions at or near the issuance date of our convertible notes. The equity component is the difference between the proceeds from the issuance of the note and the fair value of the liability component. The resulting debt discount, equal to the excess of the principal amount of the liability over its carrying amount, will be amortized to interest expense using the effective interest method over the expected life of the debt. The Company

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
adopted FSP APB 14-1 on January 4, 2009 and applied it retrospectively to all periods presented. For additional information about the adoption of FSP APB 14-1, see Note 17, Financial Statement Correction of Misstatement and Retrospective Application of FSP APB 14-1.
3% Convertible Notes due 2025
     In fiscal 2005, the Company completed a public offering of $57,500 aggregate principal amount of 3% subordinated convertible notes due June 1, 2025. The notes bear interest at 3%, payable semi-annually on June 1 and December 1.
     Holders may convert the notes into shares of the Company’s common stock (or cash or a combination of the Company’s common stock and cash, if the Company so elects) at a conversion rate of 56.1545 shares per $1,000 principal amount of notes (representing a conversion price of approximately $17.81 per share), subject to adjustment, on or after May 1, 2010. Additionally, at any time prior to the close of business on the business day immediately preceding May 1, 2010, holders may convert into shares of the Company’s common stock (or cash or a combination of the Company’s common stock and cash, if the Company so elects) only if (i) the trading price of the notes for a defined period is less than 103% of the product of the closing sale price of the Company common stock and the conversion rate or (ii) the Company elects to make certain distributions of assets or securities to all holders of common stock. Upon conversion, the Company will have the right to deliver, in lieu of shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, which is at the Company’s election. At any time prior to the maturity date, the Company may irrevocably elect to satisfy the Company’s conversion obligation with respect to the principal amount of the notes to be converted with a combination of cash and shares of the Company’s common stock, which is at the Company’s election. If holders elect to convert their notes in connection with a fundamental change (any transaction or event, as defined in the Indenture, whereby more than 50% of the Company’s common stock is exchanged, converted and/or acquired) that occurs on or prior to June 1, 2010, the Company is required to deliver shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, which is at the Company’s election, inclusive of a make whole adjustment that could result in up to 11.23 additional shares issued per $1,000 principal amount of notes. This make-whole adjustment is based on the sale price of the Company’s common stock.
     At any time on or after June 6, 2010, the Company may redeem any of the notes for cash at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, up to but excluding the redemption date. Holders may require the Company to repurchase the notes at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, on June 1 of 2010, 2015 and 2020, or at any time prior to maturity upon the occurrence of a designated event.
     The following table provides additional information about the Company’s 3% convertible notes:

	As of	As of
	December 29, 2007	January 3, 2009
Carrying amount of the equity component	18,187	18,187
Principal amount of the liability component	57,500	57,500
Unamortized discount of liability component	10,595	6,574
Net carrying amount of liability component	46,905	50,926
Remaining amortization period of discount		17 months
Effective interest rate on liability component		12.00%
     The following table provides the components of interest expense for the Company’s 3% convertible notes:

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006	2007	2009
Amortization of the discount on the liability component	$3,185	$3,579	$4,021
Contract interest coupon	1,725	1,725	1,725
Amortization of the liability component of the issue costs	307	331	359

Interest expense	$5,217	$5,635	$6,105

     The estimated fair market value of the subordinated convertible notes was $40,825 as of January 3, 2009 and $73,241 as of December 29, 2007 based on quoted market prices.
2.5% Convertible Notes due 2027
     In July 2007, the Company completed a private placement of $150,000 of aggregate principal amount of 2.5% subordinated convertible notes due June 1, 2027, raising net proceeds of approximately $145,000, after deducting initial purchaser’s discount and issuance costs. The notes bear interest at 2.5%, payable semi-annually on June 1 and December 1.
     Holders may convert the notes into shares of the Company’s common stock (or cash or a combination of the Company’s common stock and cash, if the Company so elects) at a conversion rate of 33.3333 shares per $1,000 principal amount of notes (representing a conversion price of approximately $30.00 per share), subject to adjustment, (i) on or after March 1, 2014 and at any time prior to the close of business on the scheduled trading day immediately preceding June 8, 2014, and (ii) on or after March 1, 2027 and at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of June 1, 2027. Additionally, at any time prior to the close of business on the scheduled trading day immediately preceding March 1, 2014 and at any time on or after June 8, 2014 and prior to the close of business on the scheduled trading day immediately preceding March 1, 2027, holders may convert, in whole or in part, into shares of the Company’s common stock (or cash or a combination of the Company’s common stock and cash, if the Company so elects) if (i) after any five consecutive trading day period in which the trading price of the notes was less than 98% of the product of the closing sale price of the Company’s common stock and the applicable conversion rate, (ii) after the calendar quarter ending September 30, 2007, if the closing sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect for the notes on the last trading day of the immediately preceding calendar quarter, (iii) upon the occurrence of specified corporate events or (iv) if the Company calls the notes for redemption.
     Upon conversion, the Company will have the right to deliver, in lieu of shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock. At any time on or prior to the 25th scheduled trading day prior to the maturity date, the Company may irrevocably elect to satisfy its conversion obligation by delivering cash for the principal amount of the notes and, if applicable, shares of the Company’s common stock for any amount in excess thereof. If holders elect to convert their notes in connection with certain make whole fundamental changes (as defined in the Indenture governing the Company’s 2.5% notes) that occur on or prior to June 1, 2014, the Company will increase the applicable conversion rate for the notes such that the holders will be entitled to receive up to 7.71 additional shares of common stock per $1,000 principal amount of notes (or cash, or a combination of cash and shares of common stock, if the Company so elects) upon conversion. This make-whole adjustment is based on the sale price of the Company’s common stock. No adjustment to the conversion rate will be made if the stock price is less than $24.36 per share or if the stock price exceeds $100.00 per share.
     At any time on or after June 8, 2014, the Company may redeem any of the notes for cash at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, up to but excluding, the redemption date. If a fundamental change occurs prior to the maturity of the notes, the holders may require the Company to repurchase all or part of their notes at a repurchase price of 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, the holders may require the Company to repurchase all or part of their notes for cash on June 1 of 2014, 2017 and 2022, respectively, at a repurchase price equal to 100% of their principal amount, plus any accrued or unpaid interest, if any, to, but excluding, the date of repurchase.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The following table provides additional information about the Company’s 2.5% convertible notes:

	As of	As of
	December 29, 2007	January 3, 2009
Carrying amount of the equity component	26,783	26,783
Principal amount of the liability component	150,000	150,000
Unamortized discount of liability component	44,420	38,975
Net carrying amount of liability component	105,580	111,025
Remaining amortization period of discount		65 months
Effective interest rate on liability component		8.60%
     The following table provides the components of interest expense for the Company’s 2.5% convertible notes:

	Fiscal Year Ended
	December 29,	January 3,
	2007	2009
Amortization of the discount on the liability component	$2,964	$5,445
Contract interest coupon	2,188	3,750
Amortization of the liability component of the issue costs	243	434

Interest expense	$5,395	$9,629

     The estimated fair market value of the subordinated convertible notes was $68,745 as of January 3, 2009 and $145,260 as of December 29, 2007 based on quoted market prices.
Note Payable
     In fiscal 2004, a wholly-owned subsidiary of the Company entered into an agreement to purchase a new corporate headquarters in King of Prussia, Pennsylvania, together with an option to purchase an additional parcel of land. The purchase price for the building was $17,000. In connection with the purchase of the corporate headquarters, a wholly-owned subsidiary of the Company entered into a $13,000 mortgage note collateralized by a first lien on substantially all of the assets of that subsidiary. The mortgage note bears interest at 6.32% per annum and has a maturity date of July 2014, at which time the Company is required to pay the remaining principal balance of approximately $11,100. The Company, in accordance with the terms of the mortgage note, provided a letter of credit in the amount of $3,000 as additional security and in fiscal 2005 completed initial capital improvements to the building reducing the letter of credit to $1,000 in accordance with the terms of the mortgage note. The Company is required to pledge $1,000 of its cash equivalents as collateral for the letter of credit. This collateral is classified as restricted cash and included in other assets, net on the Consolidating Balance Sheets as of January 3, 2009 and December 29, 2007. The Company recorded interest expense related to the note of $805 for fiscal 2008, $803 for fiscal 2007 and $816 for fiscal 2006. The estimated fair market value of the note payable approximated its carrying value as of January 3, 2009 and December 29, 2007 based on similar instruments.
Capital Lease Obligations
     Certain of the Company’s warehouse equipment and computer hardware have been acquired under capital leases. The capital leases have maturity dates ranging from February 2009 to August 2014 and bear interest at rates ranging from 3.4% to 6.6% per annum. Capital lease obligations were as follows:

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)

January 3,
2009

Gross capital lease obligations	$29,047
Less: imputed interest	(4,214)

Total present value of future minimum lease payments	24,833
Less: current portion	(4,703)

Long-term portion	$20,130

Credit Facilities
     In January 2008, the Company obtained a secured revolving credit facility that matures in January 2013 with a syndicate of banks with an initial availability of $75,000. Subject to certain conditions, the credit facility may be increased to $150,000. In May 2008, the Company expanded the credit facility by $15,000 thereby increasing the availability under the credit facility to $90,000. The $90,000 credit facility provides for the issuance of up to $20,000 of letters of credit, which is included in the $90,000 available under the credit facility. The credit facility is collateralized by substantially all of the Company’s assets. The Company may elect to have amounts outstanding under the credit facilities bear interest at either a LIBOR rate plus an applicable margin of 0.75% to 1.50%, the prime rate plus an applicable margin of 0.75% to 1.50%, or at the Federal Funds Open Rate plus 0.5%. The applicable margin is determined by the leverage ratio of funded debt to EBITDA, as defined in the credit facility. The Company had no outstanding borrowings and $1,229 of outstanding letters of credit under the secured revolving credit facility as of January 3, 2009.
NOTE 8—COMMITMENTS AND CONTINGENCIES
Legal Proceedings
     The Company is involved in various litigation incidental to its business, including alleged contractual claims, claims relating to infringement of intellectual property rights of third parties, claims relating to the manner in which goods are sold through its integrated platform and claims relating to the Company’s collection of sales taxes in certain states. The Company collects sales taxes for goods owned and sold by it and shipped into certain states. As a result, the Company is subject from time to time to claims from other states alleging that the Company failed to collect and remit sales taxes for sales and shipments of products to customers in states.
     Based on the merits of the cases and/or the amounts claimed, the Company does not believe that any claims are likely to have a material adverse effect on its business, financial position or results of operations. The Company may, however incur substantial expenses and devote substantial time to defend these claims whether or not such claims are meritorious. In the event of a determination adverse to the Company, the Company may incur substantial monetary liability and may be required to implement expensive changes in its business practices, enter into costly royalty or licensing agreements, or begin to collect sales taxes in states in which we previously did not. An adverse determination could have a material adverse effect on the Company’s business, financial position or results of operations. Expenditures for legal costs are expensed as incurred.
Operating and Capital Commitments
     The following summarizes the Company’s principal operating and capital commitments as of January 3, 2009:

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)

	Payments due by fiscal year
	2009	2010	2011	2012	2013	Thereafter	Total

Operating lease obligations(1)	$14,881	$13,987	$10,685	$7,358	$5,379	$13,019	$65,309
Purchase obligations(1)	86,989	5,953	992	—	—	—	93,934
Client revenue share payments(1)	21,643	27,218	27,683	20,818	8,707	53,850	159,919
Debt interest(1)	6,813	5,241	4,509	4,498	4,481	11,374	36,916
Debt obligations	399	195	57,709	220	237	161,403	220,163
Capital lease obligations, including interest(2)	6,159	5,977	5,925	5,631	3,608	1,747	29,047

Total	$136,884	$58,571	$107,503	$38,525	$22,412	$241,393	$605,288

(1)	Not required to be recorded in the Consolidated Balance Sheet as of January 3, 2009 in accordance with accounting principles generally accepted in the United States of America.

(2)	Capital lease obligations, excluding interest, are recorded in the Consolidated Balance Sheets.
     Approximately $1,708 of unrecognized tax benefits have been recorded as liabilities as of January 3, 2009, in accordance with FIN 48, and the Company is uncertain as to if or when such amounts may be settled; as a result, these obligations are not included in the table above. Changes to these tax contingencies that are reasonably possible in the next 12 months are not expected to be material.
     The Company leases customer contact centers, fulfillment centers, office facilities and certain fixed assets under non-cancelable operating leases. Rent expense under operating lease agreements was $20,482 for fiscal 2008, $6,400 for fiscal 2007 and $4,602 for fiscal 2006. The increase in rent expense for fiscal 2008 was primarily due to the acquisitions of Accretive, e-Dialog and Zendor. Certain of these leases contain customary renewal and extension provisions.
NOTE 9—STOCKHOLDERS’ EQUITY
     Preferred Stock:
     Under the Company’s Certificate of Incorporation, the maximum number of authorized shares of preferred stock, $0.01 par value, is 5,000,000. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation and conversion and redemption rights. No preferred stock was issued or outstanding for fiscal 2008 or fiscal 2007.
     Common Stock:
     Under the Company’s Certificate of Incorporation, the maximum number of authorized shares of common stock, $0.01 par value, is 90,000,000.
     Stockholders Right Plan:
     On April 2, 2006, the Board of Directors authorized 95 shares of Series A Junior Preferred Stock (“Series A”) and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock to the stockholders of record on the close of business on April 14, 2006. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share of Series A, at a price of $85 per unit, subject to adjustment. However, the Rights are not exercisable unless certain events occur, such as a person or group acquiring or obtaining the right to acquire, or making a tender offer or exchange offer for, beneficial ownership of 20% or more of the Company’s outstanding common stock (or, in the case of any stockholder that as of April 2, 2006 beneficially owned 19% or more of the Company’s outstanding shares of common stock, 25.1% or more). Subject to certain exceptions, upon exercise of the Right, each holder

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
of a Right will have the right to receive shares of the Company’s common stock, or other consideration, having a value equal to two times the exercise price of the Right. Additionally, at certain times, the Company has the right to redeem the Rights in whole, but not in part, at a price of $.001 per Right. The description and terms of the Rights are set forth in a Rights Agreement, dated April 2, 2006. The Rights will expire on April 14, 2016, unless the Rights are earlier redeemed or exchanged in accordance with the terms of the Rights Agreement. As of January 3, 2009, no Series A shares were issued or outstanding.
NOTE 10—STOCK AWARDS
     The Company currently maintains the 2005 Equity Incentive Plan (“the Plan”) which provides for the grant of equity to certain employees, directors and other persons. As of January 3, 2009, 2,841 shares of common stock were available for future grants under the Plan. The equity awards granted under the Plan generally vest at various times over periods ranging up to five years and have terms of up to ten years after the date of grant, unless the optionee’s service to the Company is interrupted or terminated. Stock appreciation rights (“SARs”) may be granted under the Plan either alone or in tandem with stock options. No SARs have been granted to date under the plan.
Stock Options and Warrants
     The following table summarizes the stock option activity for fiscal 2008:

			Weighted
		Weighted	Average
	Number of	Average	Remaining	Aggregate
	Shares	Exercise	Contractual	Intrinsic
	(in thousands)	Price	Life (in years)	Value
Outstanding at December 29, 2007	4,163	$9.94
Granted	—	—
Exercised	(121)	$11.01
Forfeited/Cancelled	(13)	$12.87

Outstanding at January 3, 2009	4,029	$9.90	3.70	$9,136

Vested and expected to vest at January 3, 2009	4,029	$9.90	3.70	$9,136

Exercisable at January 3, 2009	4,029	$9.90	3.70	$9,136

     No options were granted in fiscal 2008, fiscal 2007 or fiscal 2006. The total intrinsic value of options exercised was $446 for fiscal 2008, $10,461 for fiscal 2007 and $7,504 for fiscal 2006 as determined as of the date of exercise. Cash proceeds from options exercised during fiscal 2008 were $1,329. For fiscal 2008 the Company recognized a stock-based compensation benefit of $30 due to forfeited shares in excess of the Company’s estimated forfeiture rate. The total stock-based compensation cost recognized for stock options was $644 for fiscal 2007 and $1,660 for fiscal 2006.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The following table summarizes the warrant activity for fiscal 2008:

			Weighted
		Weighted	Average
	Number of	Average	Remaining	Aggregate
	Shares	Exercise	Contractual	Intrinsic
	(in thousands)	Price	Life (in years)	Value
Outstanding at December 29, 2007	230	$3.01
Granted	—	$—
Exercised	(8)	$7.63
Forfeited/Cancelled	(7)	$6.96

Outstanding at January 3, 2009	215	$2.72	2.23	$1,735

Vested and expected to vest at January 3, 2009	215	$2.72	2.23	$1,735

Exercisable at January 3, 2009	15	$5.70	2.01	$77

     No warrants were granted or issued by the Company during fiscal 2007 or fiscal 2006. The total intrinsic value of warrants exercised was $65 for fiscal 2008, $0 for fiscal 2007 and $2,281 for fiscal 2006, as determined as of the date of exercise. Cash proceeds from warrants exercised during fiscal 2008 were $56. No warrants were granted by the Company during fiscal 2008, fiscal 2007 or fiscal 2006.
Restricted Stock Units
     The Company also has issued restricted stock units to certain employees. The grant-date fair value of restricted stock units is based on the market price of the stock, and compensation cost is amortized to expense on a straight-line basis over the vesting period during which employees perform services.
     The following summarizes the restricted stock unit activity for fiscal 2008:

		Weighted
	Number of	Average
	Shares	Grant Date
	(in thousands)	Fair Value
Nonvested shares at December 29, 2007	1,870	$23.40
Granted	2,641	$14.03
Vested	(755)	$12.39
Forfeited/Cancelled	(265)	$18.47

Nonvested shares at January 3, 2009	3,491	$19.07

     During fiscal 2007, the Company granted to employees 1,095 restricted stock units of the Company’s common stock at a weighted average fair value at grant date of $20.16. During fiscal 2006, the Company granted to employees 949 restricted stock units of the Company’s common stock at a weighted average fair value at grant date of $14.83.
     The total intrinsic value of restricted stock units that vested was $9,349 for fiscal 2008, $4,676 for fiscal 2007 and $1,164 for fiscal 2006. The total stock-based compensation cost for restricted stock units was $16,486 for fiscal 2008, $7,314 for fiscal 2007 and $3,450 for fiscal 2006. As of January 3, 2009, there was approximately $31,634 of unrecognized pre-tax compensation cost, net of forfeitures, related to nonvested stock units, which is expected to be recognized over a weighted average remaining period of approximately 1.5 years.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     During fiscal 2006, the Company accelerated the vesting period of 39 restricted stock units. As a result of that modification, the Company recognized additional stock-based compensation expense of $504.
Restricted Stock Awards
     The Company also has issued restricted stock awards to certain employees. The grant-date fair value of restricted stock awards is based on the market price of the stock, and compensation cost is amortized to expense on a straight-line basis over the vesting period during which employees perform services.
     During fiscal 2008, the Company granted restricted stock awards for 301 shares of the Company’s common stock at a weighted average fair value at grant date of $16.47. No restricted stock awards were granted during fiscal 2007 or fiscal 2006. As of January 3, 2009, there were 301 shares outstanding.
     During fiscal 2008, five shares vested with a weighted average grant date fair value of $9.51 and an intrinsic value of $77. The total stock-based compensation cost recognized for restricted stock awards was $1,934 for fiscal 2008, $70 for fiscal 2007 and $52 for fiscal 2006. As of January 3, 2009, there was approximately $2,194 of unrecognized pre-tax compensation cost, net of forfeitures, related to nonvested stock awards, which is expected to be recognized over a weighted average remaining period of approximately 1.1 years.
NOTE 11—INCOME TAXES
     The income before income taxes and the related benefit from income taxes were as follows:

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006	2007	2009
Income before income taxes:
Domestic	$6,566	$(2,982)	$(20,588)
Foreign	(45)	(864)	(9,968)

Total	$6,521	$(3,846)	$(30,556)

Provision for income taxes:
Current:
Federal	$441	$64	$488
State	438	682	1,765
Foreign	—	10	—

Total Current	$879	$756	$2,253

Deferred:
Federal	$(36,369)	$(1,420)	$(10,252)
State	(2,650)	(2,223)	1,339
Foreign	—	—	(925)

Total Deferred	$(39,019)	$(3,643)	$(9,838)

Total:
Federal	$(35,928)	$(1,356)	$(9,764)
State	(2,212)	(1,541)	3,104
Foreign	—	10	(925)

Total	$(38,140)	$(2,887)	$(7,585)

     The significant components of net deferred tax assets and liabilities as of December 29, 2007 and January 3, 2009 consisted of the following:

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)

	December 29,	January 3,
	2007	2009
Deferred tax assets:
Net operating loss carryforwards	$162,532	$160,284
Deferred revenue	8,073	8,810
Stock-based compensation	3,303	5,527
Investment impairment and losses	2,902	3,669
Accrued bonus	—	2,758
Allowance for sales returns	2,657	2,161
Alternative minimum tax credits	1,011	1,674
Amortization	3,323	1,401
Inventory	1,346	1,264
Research and development tax credits	473	1,217
Provision for doubtful accounts	684	779
Accrued expenses	1,295	713
Restructuring	2,096	66
Other	714	1,353

Total deferred tax assets	190,409	191,676
Valuation allowance	(121,417)	(123,491)

Total deferred tax assets, net of valuation allowance	68,992	68,185
Deferred tax liabilities:
Property and equipment, net	(3,110)	(2,891)
Amortization of intangibles	(6,218)	(17,518)
Interest on convertible notes	(22,097)	(18,355)

Total deferred tax liabilities	(31,425)	(38,764)

Net deferred tax asset	$37,567	$29,421

     As of January 3, 2009, the Company had available federal, state and foreign net operating loss carryforwards of approximately $430,938, $186,999 and $8,509, respectively, which expire in the years 2009 through 2028. The Company will continue to monitor all available evidence related to its ability to utilize these tax attributes.
     The Company’s net operating loss carryforwards expire as follows:

2009-2015	$20,326
2016-2021	386,273
2022-2028	219,847

$626,446

     Realization is dependent on generating sufficient taxable income prior to expiration of the net operating loss carryforwards. Although realization is not assured, management believes it is more likely than not that the deferred asset, net of its related valuation allowance, will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.
     Until the fourth quarter of fiscal 2006, in the opinion of management, the Company was not certain of the realization of its deferred tax assets. Thus, a valuation allowance had been provided against federal and state deferred tax assets. In the fourth quarter of fiscal 2006, the Company evaluated the need for a full valuation allowance and concluded that a portion of the valuation allowance should be reduced. The Company determined that it is more likely than not that it will realize the benefit of a portion of these deferred tax assets. This was based primarily on the Company’s earnings history over the prior three fiscal years as well as expected future taxable income. Each year, the Company updates its earnings history over the prior three years. The Company’s income tax benefit included (increases)/decreases from valuation allowance adjustments of

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
$2,085 for fiscal 2008, ($294) for fiscal 2007 and ($34,599) for fiscal 2006. The valuation allowance increase of $2,085 during fiscal 2008 was predominately as a result of valuation allowances placed on foreign losses.
     The Company believes that it is more likely than not that the benefit from certain federal, state and foreign net operating loss carryforward will not be realized. In recognition of this risk, the Company has provided a valuation allowance of approximately $113,925, $4,267 and $2,041 respectively, on the deferred tax asset relating to these net operating loss carryforwards as of January 3, 2009. If or when recognized, the tax benefits relating to any reversal of the valuation allowance on deferred tax assets at January 3, 2009 will be accounted for as follows: approximately $112,675 will be recognized as a reduction of income tax expense and $7,558 will be recorded as an increase in equity. In fiscal 2008, the Company allocated tax benefits of $225 directly to goodwill for the utilization of certain state net operating losses from acquisitions, which were previously offset with a valuation allowance. Additionally, there is a valuation allowance on capital losses of $3,030 and on state credits of $229 as of January 3, 2009.
     As defined by Section 382 of the Internal Revenue Code (“Section 382”), generally, upon a change of control, a company is subject to limitations on its ability to use its pre-change of control net operating losses and certain built-in losses and deductions to offset taxable income in future years. This limitation also applies to subsidiaries’ net operating losses acquired as a result of an acquisition. The amount of pre-change of control net operating losses that can be utilized in any post-change of control tax year is limited to the product of the value of the company immediately before the change of control, multiplied by the long-term tax-exempt interest rate that is published by the Internal Revenue Service, in effect at the time the change of control occurs (“Section 382 Limitation”). Any portion of these limited net operating losses not used in a particular year may be carried to subsequent years until such time as another change of control occurs or the net operating losses expire unused (based on the original expiration date). There is no limitation, under Section 382, on the use of post-change of control net operating losses unless another change of control occurs at which point the pre-change of control Section 382 Limitation amount would either remain the same, or be reduced if the company’s value had declined since the previous change of control. The Company has in previous years incurred a change of control as well as acquired net operating losses in subsidiary acquisitions. The Company has federal net operating losses of approximately $231,469 which will expire as a result of the Section 382 Limitation regardless of the amount of future taxable income and thus has a full valuation allowance recorded against this deferred tax asset.
     Prior to fiscal 2009, the reversal valuation allowances recorded against deferred tax assets acquired in an acquisition reduced goodwill or other noncurrent intangible assets. Effective with fiscal 2009, SFAS 141(R) requires the reversal of these valuation allowances to be recorded as a credit to tax expense.
     In fiscal 2008, there was a deficit in tax benefit generated from stock-based compensation under SFAS 123(R) that increased taxable income. The tax deficit decreased additional paid-in capital by $919. In fiscal 2007 and fiscal 2006, there was an excess tax benefit generated from stock-based compensation under SFAS 123(R) that was utilized to offset taxable income. The tax benefit from this deduction increased additional paid-in capital by $4,537 and $2,679, respectively.
     Included in the net operating loss deferred tax asset above is approximately $7,558 of the federal net operating loss carryforwards attributable to excess stock option deductions. Due to the provisions of SFAS 123(R) concerning the timing of tax benefits related to excess stock deductions that can be credited to additional paid in capital, the related valuation allowance cannot be reversed, even if the facts and circumstances indicate that it is more likely than not that the deferred tax asset can be realized. The valuation allowance will only be reversed as the related deferred asset is applied to reduce taxes payable. The Company follows tax law ordering to determine when such net operating loss has been realized.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The differences between the statutory federal income tax rate and the effective income tax rate are provided in the following reconciliation:

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006	2007	2009
Statutory federal income tax rate	35.0%	35.0%	35.0%
Increase (decrease) in taxes resulting from:
Foreign statutory rates differing from U.S. statutory rate	0.0%	0.0%	(1.9%)
Valuation allowance	(530.6%)	7.7%	(6.8%)
State taxes	(24.1%)	31.1%	(1.0%)
Effect of federal rate change	(69.2%)	0.0%	0.0%
Other	4.0%	1.3%	(0.5%)

Effective income tax rate	(584.9%)	75.1%	24.8%

     The Company and its subsidiaries are subject to income taxes in the U.S. federal jurisdiction and various state and foreign jurisdictions. Significant judgment is required in evaluating its tax positions and determining its provision for income taxes.
     During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company establishes reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when the Company believes that certain positions might be challenged despite the Company’s belief that its tax return positions are fully supportable. The Company adjusts these reserves in light of changing facts and circumstances, such as the outcome of tax audit. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate. The Company adopted the provisions of FIN 48 on December 31, 2006, the first day of fiscal 2007. The impact of the adoption did not increase or decrease the Company’s liability for unrecognized tax benefits. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 29,	January 3,
	2007	2009
Balance at the beginning of the fiscal year	$437	$1,014
Gross increases for tax positions related to prior years	281	112
Gross increases acquired in acquisitions	—	347
Gross increases for tax positions related to current year	351	290
Gross decreases for tax positions related to prior years	(28)	(55)
Gross decreases as a result of a lapse of the statute of limitations	(27)	—

Balance at the end of the fiscal year	$1,014	$1,708

     As of January 3, 2009, changes to the Company’s tax contingencies that are reasonably possible in the next 12 months are $300. The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate were $1,014 as of December 29, 2007 and $1,708 as of January 3, 2009. Unrecognized tax benefits related to the opening balance sheet of acquired companies was $347.
     The Company’s policy is to include interest and penalties related to the Company’s tax contingencies in income tax expense. The total amount of interest and penalties related to uncertain tax positions and recognized in the statement of earnings for fiscal 2008 and fiscal 2007 was $83 and $44, respectively. The total amount of interest and penalties related to uncertain tax positions and recognized in the balance sheet was $152 as of January 3, 2009, and $70 as of December 29, 2007.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The Company is not currently undergoing any income tax audits nor has it been notified of any pending audits. For U.S. federal income taxes, the statute of limitations has expired through fiscal year 2004. The Internal Revenue Service can not assess additional taxes for closed years, but can adjust the net operating loss carryforward generated in those closed years until the statute of limitations for the year the net operating loss is utilized has expired.
     The Company does not provide for U.S. taxes on undistributed earnings of foreign subsidiaries since the Company intends to invest such undistributed earnings indefinitely outside of the U.S. If such amounts were repatriated, the amount of U.S. income taxes would be immaterial.
NOTE 12—EARNINGS (LOSS) PER SHARE
     Basic and diluted earnings (loss) per share for all periods have been computed in accordance with SFAS 128. Basic earnings (loss) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the fiscal year. Diluted earnings (loss) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the fiscal year including the dilutive effect of (i) stock awards as determined under the treasury stock method, and (ii) convertible debt instruments as determined under the if-converted method.
     The amounts used in calculating income per share data are as follows:

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006	2007	2009

Net income (loss) for basic earnings per share	$44,929	$(959)	$(22,971)
Effect of convertible notes	2,493	—	—

Net income (loss) as adjusted for diluted earnings per share	$47,422	$(959)	$(22,971)

Weighted average shares outstanding — basic	45,174	46,433	47,347

Earnings (loss) per common share — basic	$0.99	$(0.02)	$(0.49)

Dilutive effect of stock units and awards	165	—	—
Dilutive effect of stock options and warrants	2,056	—	—
Dilutive effect of convertible notes	3,229	—	—

Weighted average shares outstanding — diluted	50,624	46,433	47,347

Earnings (loss) per common share — diluted	$0.94	$(0.02)	$(0.49)

     The following is a summary of the securities outstanding during the respective periods that have been excluded from the calculations because the effect on net income per share would have been anti-dilutive:

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006	2007	2009
Stock units and awards	17	1,875	3,792
Stock options and warrants	689	4,393	4,244
Convertible notes	—	5,715	8,229

	706	11,983	16,265

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
NOTE 13—MAJOR SUPPLIERS/ECONOMIC DEPENDENCY
     The Company purchased inventory from two suppliers amounting to $39,788 or 16.8% and $29,989 or 12.7% of total inventory purchased during fiscal 2008 and $44,201 or 18.0% and $31,288 or 12.7% of total inventory purchased during fiscal 2007, and from one supplier amounting to $81,331 or 28.6% of total inventory purchased during fiscal 2006.
     For fiscal 2008, sales to customers through one of the Company’s client’s e-commerce businesses accounted for 11.5% of its net revenues, sales through another one of the Company’s client’s e-commerce businesses accounted for 11.5% of the Company’s net revenues, and sales through the Company’s top five client’s e-commerce businesses accounted for 38.0% of the Company’s net revenues.
     For fiscal 2007, sales to customers through one of the Company’s client’s e-commerce businesses accounted for 13.2% of its net revenues, sales through another one of the Company’s client’s e-commerce businesses accounted for 11.9% of the Company’s net revenues, and sales through the Company’s top five client’s e-commerce businesses accounted for 45.3% of the Company’s net revenues.
     For fiscal 2006, sales to customers through one of the Company’s client’s e-commerce businesses accounted for 14.9% of its net revenues, sales through another one of the Company’s client’s e-commerce businesses accounted for 13.9% of the Company’s net revenues, and sales through the Company’s top five client’s e-commerce businesses accounted for 52.9% of the Company’s net revenues.
     No other supplier amounted to more than 10% of total inventory purchased for any period presented, nor did any one customer account for more than 10% of net revenues for any period presented.
NOTE 14—SEGMENT INFORMATION
     At the end of fiscal 2007, the Company had one reportable segment: e-commerce services. Due to the acquisition of e-Dialog in February 2008, the Company changed the way the business is managed and evaluated the impact on segment reporting and determined that its business now consists of two reportable segments: e-commerce services and interactive marketing services. Segment reporting is reflected for all periods presented, and prior period information is presented in a manner that is consistent with the current period segment reporting.
     For e-commerce services, the Company delivers customized solutions to its clients through an integrated platform which is comprised of three components: technology, fulfillment and customer care. The Company offers each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. For interactive marketing services, the Company offers online marketing and advertising, user experience and design, studio and e-mail marketing services.
     The Company manages its segments based on an internal management reporting process that provides segment revenue and segment operating income before depreciation, amortization and stock-based compensation expense for determining financial decisions and allocating resources. The Company believes that segment operating income before depreciation, amortization and stock-based compensation expense is an appropriate measure of evaluating the operational performance of the Company’s segments. The Company uses this financial measure for financial and operational decision making and as a means to evaluate segment performance. It is also used for planning, forecasting and analyzing future periods. However, this measure should be considered in addition to, not as a substitute for, or superior to, income from operations or other measures of financial performance prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).
     The Company manages its working capital on a consolidated basis and does not allocate long-lived assets to segments. In addition, segment assets are not reported to, or used by, the Company and therefore, pursuant to SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” total segment assets have not been disclosed.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The following table’s present summarized information by segment:

	Fiscal Year Ended December 30, 2006
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated
Net revenues	$600,732	$18,968	$(10,147)	$609,553
Costs and expenses before depreciation, amortization and stock-based compensation expense	563,963	17,215	(10,147)	571,031

Operating income before depreciation, amortization and stock-based compensation expense	36,769	1,753	—	38,522
Depreciation and amortization				21,297
Stock-based compensation expense				7,788

Income from operations				9,437

Interest expense				6,081
Interest income				(6,075)
Other expense, net				37
Loss on sale of marketable securities				2,873

Income before income taxes				$6,521

	Fiscal Year Ended December 29, 2007
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated
Net revenues	$737,832	$26,894	$(14,769)	$749,957
Costs and expenses before depreciation, amortization and stock-based compensation expense	691,749	22,279	(14,769)	699,259

Operating income before depreciation, amortization and stock-based compensation expense	46,083	4,615	—	50,698
Depreciation and amortization				37,337
Stock-based compensation expense				9,042

Income from operations				4,319
Interest expense				12,191
Interest income				(9,270)
Other expense, net				237
Loss on sale of marketable securities				5,007

Loss before income taxes				$(3,846)

	Fiscal Year Ended January 3, 2009
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated
Net revenues	$900,040	$84,508	$(17,622)	$966,926
Costs and expenses before depreciation, amortization and stock-based compensation expense	837,648	69,604	(17,622)	889,630

Operating income before depreciation, amortization and stock-based compensation expense	62,392	14,904	—	77,296
Depreciation and amortization				68,153
Stock-based compensation expense				19,403

Loss from operations				(10,260)

Interest expense				18,841
Interest income				(1,772)
Other expense, net				1,562
Impairment of equity investments				1,665

Loss before income taxes				$(30,556)

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The Company has two product groups and one service group. The two product groups consist of the sale of general merchandise and freight revenue, which collectively represents the Company’s net revenues from product sales. The following table represents net revenues attributable to the Company’s product and service groups:

	Fiscal Year Ended
	December 30,	December 29,	January 3,
	2006	2007	2009
Product groupings:
General merchandise	$401,933	$429,324	$456,886
Freight	59,250	82,870	120,187

Service fees	148,370	237,763	389,853

Total net revenues	$609,553	$749,957	$966,926

     The Company’s operations are substantially within the United States.
NOTE 15—RELATED PARTY TRANSACTIONS
     On October 17, 2008, the Company entered into a letter agreement with Linens Holding Co. (“Linens”) and Hilco Consumer Capital, L.P. (“HCC”), pursuant to which HCC and the Company would act jointly as agent for Linens to liquidate, on the LNT.com Web store, certain inventory owned by Linens located at one of the Company’s fulfillment centers. On October 16, 2008 the Company and HCC entered into a letter agreement outlining the terms of their joint agency with respect to the merchandise, pursuant to which the Company would receive a percentage of the sales price of the merchandise for performing all services necessary to take orders, process and ship the merchandise. M. Jeffrey Branman, one of the Company’s directors, serves as Managing Director of Hilco Consumer Capital, LLC, the managing partner of HCC. The Company recognized net revenues of $6,617 during fiscal 2008 on sales of merchandise pursuant to the agency arrangement between the Company, HCC and Linens. The percentage of the sales price earned by the Company under these letter agreements is comparable to the percentage of the sales price earned by the Company under its e-commerce agreement with Linens prior to its liquidation.
     As of March 9, 2009, Liberty Media Corporation, through its subsidiary QVC, Inc., and QVC’s affiliate QK Holdings, Inc., beneficially owned approximately 19.2% of the Company’s outstanding common stock. On June 15, 2006, QK Holdings, Inc. exercised a warrant to purchase 300 shares of the Company’s common stock at an exercise price of $6.00 per share. The Company received $1,800 in proceeds from the exercise of the warrants. On April 13, 2007, the Company entered into an E-Commerce Distribution Agreement with QVC, Inc. (the “New QVC Agreement”) that replaced its existing agreement with iQVC, a division of QVC (the “Old QVC Agreement”), under which the Company provided technology, procurement and fulfillment services for QVC, including selling sporting goods, recreational and/or fitness related equipment and related products, apparel and footwear to QVC for resale through the QVC Web site. Under the New QVC Agreement the Company provides procurement and fulfillment services for QVC, including selling sporting goods, recreational and/or fitness related equipment and related products, apparel and footwear to QVC for resale through the QVC Web site. The terms of these sales are comparable to those with other similar clients.
     On May 11, 2007, the Company entered into an agreement with QVC, Inc. (the “QVC NFL Agreement”), pursuant to which GSI makes NFL licensed merchandise available to QVC for QVC to sell both on its website and on live direct response television programs. GSI will be the exclusive provider of NFL licensed merchandise to QVC, subject to limited exceptions, and the GSI fulfillment network will fulfill product orders received from QVC’s website and the QVC live direct response programs.
     The Company recognized net revenues of $8,504 during fiscal 2008, $7,809 during fiscal 2007 and $843 during fiscal 2006 on sales to QVC under these agreements.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
NOTE 16—QUARTERLY RESULTS (UNAUDITED)
     The following tables contain selected unaudited Statement of Operations information for each quarter of fiscal 2007 and 2008. The Company believes that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period. See Note 17, Financial Statement Correction of Misstatement and Retrospective Application of FSP APB 14-1, for detail regarding the correction of the unaudited quarterly results.

	For the Fiscal Year Ended December 29, 2007
	First Quarter		Sceond Quarter		Third Quarter		Fourth Quarter
	As		As		As		As
	Previously	As	Previously	As	Previously	As	Previously	As
	Presented	Corrected	Presented	Corrected	Presented	Corrected	Presented	Corrected
Net revenues	$146,283	$146,283	$131,264	$131,264	$137,285	$137,285	$335,125	$335,125
Gross profit(1)	$69,481	$69,481	$65,482	$65,482	$72,027	$72,027	$186,426	$186,426
Net income (loss)	$(2,345)	$(3,176)	$(5,033)	$(5,750)	$(6,086)	$(7,347)	$16,503	$15,314
Income (loss) per share — basic(2)	$(0.05)	$(0.07)	$(0.11)	$(0.12)	$(0.13)	$(0.16)	$0.35	$0.33
Income (loss) per share — diluted(2)	$(0.05)	$(0.07)	$(0.11)	$(0.12)	$(0.13)	$(0.16)	$0.30	$0.31
Weighted average shares outstanding — basic	45,999	45,999	46,391	46,391	46,567	46,567	46,774	46,774
Weighted average shares outstanding — diluted	45,999	45,999	46,391	46,391	46,567	46,567	57,432	57,432

	For the Fiscal Year Ended January 3, 2009
	First Quarter		Sceond Quarter		Third Quarter		Fourth Quarter
	As		As		As		As
	Previously	As	Previously	As	Previously	As	Previously	As
	Presented	Corrected	Presented	Corrected	Presented	Corrected	Presented	Corrected
Net revenues	$195,543	$195,543	$193,209	$193,209	$186,794	$186,794	$391,380	$391,380
Gross profit(1)	$110,126	$110,126	$114,765	$114,765	$113,705	$113,705	$223,076	$223,076
Net income (loss)	$(9,565)	$(11,498)	$(18,960)	$(20,347)	$(12,839)	$(14,195)	$24,441	$23,069
Income (loss) per share — basic(2)	$(0.20)	$(0.25)	$(0.40)	$(0.43)	$(0.27)	$(0.30)	$0.51	$0.48
Income (loss) per share — diluted(2)	$(0.20)	$(0.25)	$(0.40)	$(0.43)	$(0.27)	$(0.30)	$0.45	$0.45
Weighted average shares outstanding — basic	46,924	46,924	47,364	47,364	47,488	47,488	47,595	47,595
Weighted average shares outstanding — diluted	46,924	46,924	47,364	47,364	47,488	47,488	56,729	56,729

(1)	Gross profit equals net revenues less cost of revenues from product sales.

(2)	The sum of the quarterly per share amounts may not equal per share amounts reported for year-to-date periods. This is due to changes in the number of weighted average shares outstanding and the effects of rounding for each period.
NOTE 17—FINANCIAL STATEMENT CORRECTION OF MISSTATEMENT AND RETROSPECTIVE APPLICATION OF FSP APB 14-1
     The consolidated financial statements and footnotes have been retrospectively adjusted to reflect the impact of FSP APB 14-1 for all periods presented. See Recent Accounting Pronouncements in Note 2, Summary of Significant Accounting Policies and Note 7, Long-Term Debt and Credit Facility for more information regarding the Company’s adoption of FSP APB 14-1.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
     The Company recognizes stock-based compensation expense for all stock-based awards over the requisite service period, net of estimated forfeitures, in accordance with SFAS 123(R). SFAS 123(R), requires that the amount of stock-based compensation expense recognized at any date must at least equal the portion of grant date value of the award that has vested at that date. Subsequent to the issuance of the Company’s fiscal 2008 financial statements, the Company discovered a computational error in the software used by the Company to calculate the stock-based compensation expense whereby the expense recognized for each vested portion of the award was less than the grant date fair value of that vested portion of the award. As a result of this error, which commenced in fiscal 2006 with the adoption of SFAS 123(R), stock-based compensation expense for fiscal 2006, 2007 and 2008 was understated by $210, $623 and $1,248, respectively. See the tables below for more information on the impact of this misstatement on the Company’s financial statements.
     [In accordance with Staff Accounting Bulletin (“SAB”) 99, “Materiality,” and SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the materiality of the misstatement from qualitative and quantitative perspectives, and concluded that the misstatement was immaterial to fiscal 2006, 2007 and 2008.]
     The following tables reflect the impact of the retrospective application of FSP APB 14-1 and the correction of the stock-based compensation misstatement on the Company’s (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, and (iii) Consolidated Statements of Cash Flows:
Consolidated Balance Sheets

		Effect of		As Retrospectively
	As Originally	Retrospective	Effect of	Adjusted and
	Reported	Application	Misstatement	Corrected
	As of December 29, 2007
Assets
Long-term deferred tax assets	$45,234	$(22,098)	$317	$23,453
Other assets	22,737	(1,755)	—	20,982
Total assets	693,640	(23,853)	317	670,104
Liabilities
Convertible notes	207,500	(55,015)	—	152,485
Total liabilities	444,219	(55,015)	—	389,204
Stockholders’ Equity
Additional paid in capital	366,400	44,970	833	412,203
Accumulated deficit	(117,291)	(13,808)	(516)	(131,615)
Total stockholders’ equity	249,421	31,162	317	280,900
Total liabilities and stockholders’ equity	693,640	(23,853)	317	670,104

	As of January 3, 2009
Assets
Long-term deferred tax assets	$28,862	$(18,357)	$791	$11,296
Other assets	18,473	(1,305)	—	17,168
Total assets	734,896	(19,662)	791	716,025
Liabilities
Convertible notes	207,500	(45,549)	—	161,951
Total liabilities	487,078	(45,549)	—	441,529
Stockholders’ Equity
Additional paid in capital	383,883	44,969	2,081	430,933
Accumulated deficit	(134,214)	(19,082)	(1,290)	(154,586)
Total stockholders’ equity	247,818	25,887	791	274,496
Total liabilities and stockholders’ equity	734,896	(19,662)	791	716,025

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
Consolidated Statement of Operations

		Effect of		As Retrospectively
	As Originally	Retrospective	Effect of	Adjusted and
	Reported	Application	Misstatement	Corrected
	Fiscal Year Ended December 30, 2006
Account management and operations	$117,260	$—	$44	$117,304
Product development	45,375	—	52	45,427
General and administrative	36,062	—	114	36,176
Total costs and expenses	599,906	—	210	600,116
Income from operations	9,647	—	(210)	9,437
Interest expense	3,107	2,974	—	6,081
Total other (income) expense	(58)	2,974	—	2,916
Income before income taxes	9,705	(2,974)	(210)	6,521
Benefit for income taxes	(43,728)	5,668	(80)	(38,140)
Net income before cumulative change in accounting principle	53,433	(8,642)	(130)	44,661
Net income	53,701	(8,642)	(130)	44,929
Basic earnings per share	1.19	(0.20)	—	0.99
Diluted earnings per share	1.10	(0.16)	—	0.94

	Fiscal Year Ended December 29, 2007
Account management and operations	$177,333	$—	$140	$177,473
Product development	65,898	—	134	66,032
General and administrative	43,333	—	349	43,682
Total costs and expenses	745,015	—	623	745,638
Income from operations	4,942	—	(623)	4,319
Interest expense	6,016	6,175	—	12,191
Total other expense	1,990	6,175	—	8,165
Income (loss) before income taxes	2,952	(6,175)	(623)	(3,846)
Benefit for income taxes	(87)	(2,563)	(237)	(2,887)
Net income (loss)	3,039	(3,612)	(386)	(959)
Basic earnings (loss) per share	0.07	(0.08)	(0.01)	(0.02)
Diluted earnings (loss) per share	0.06	(0.07)	(0.01)	(0.02)

	Fiscal Year Ended January 3, 2009
Account management and operations	$259,929	$—	$396	$260,325
Product development	103,988	—	220	104,208
General and administrative	68,332	—	632	68,964
Total costs and expenses	975,938	—	1,248	977,186
Loss from operations	(9,012)	—	(1,248)	(10,260)
Interest expense	9,826	9,015	—	18,841
Total other expense	11,281	9,015	—	20,296
Loss before income taxes	(20,293)	(9,015)	(1,248)	(30,556)
Benefit for income taxes	(3,370)	(3,740)	(475)	(7,585)
Net loss	(16,923)	(5,275)	(773)	(22,971)
Basic and diluted loss per share	(0.36)	(0.11)	(0.02)	(0.49)

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share data)
Consolidated Statement of Cash Flows

		Effect of		As Retrospectively
	As Originally	Retrospective	Effect of	Adjusted and
	Reported	Application	Misstatement	Corrected
	Fiscal Year Ended December 30, 2006
Net income (loss)	$53,701	$(8,642)	$(130)	$44,929
Amortization of discount on convertible notes	—	3,185	—	3,185
Stock-based compensation	7,578	—	210	7,788
Deferred income taxes	(44,404)	5,668	(80)	(38,816)
Other assets, net	(2,256)	(211)	—	(2,467)
Net cash provided by operating activities	66,077	—	—	66,077

	Fiscal Year Ended December 29, 2007
Net income (loss)	$3,039	$(3,612)	$(386)	$(959)
Amortization of discount on convertible notes	—	6,542	—	6,542
Stock-based compensation	8,419	—	623	9,042
Deferred income taxes	(505)	(2,563)	(237)	(3,305)
Other assets, net	1,106	(367)	—	739
Net cash provided by operating activities	58,134	—	—	58,134

	Fiscal Year Ended January 3, 2009
Net loss	$(16,923)	$(5,275)	$(773)	$(22,971)
Amortization of discount on convertible notes	—	9,462	—	9,462
Stock-based compensation	18,155	—	1,248	19,403
Deferred income taxes	(3,507)	(3,740)	(475)	(7,722)
Other assets, net	2,171	(447)	—	1,724
Net cash provided by operating activities	95,969	—	—	95,969
     The Company’s financial statements for fiscal 2005 were also adjusted due to the retrospective application of FSP APB 14-1 and a cumulative adjustment of $16,663 was included in the Consolidated Statements of Stockholders’ Equity.
NOTE 18—SUBSEQUENT EVENTS
     On January 29, 2009, the Company entered into a Termination Agreement to terminate the October 5, 2008 Agreement and Plan of Merger (“Merger Agreement”) with Innotrac Corporation, a Duluth, GA-based e-commerce fulfillment and customer care services provider. The parties mutually agreed to terminate the Merger Agreement based on current prevailing market valuations. Neither party has any financial obligation to the other party as a result of the termination. The Company has approximately $1,300 of deferred acquisition costs included in other assets in the Consolidate Balance Sheet as of January 3, 2009, that will be expensed in the Consolidated Statement of Operations in the first quarter of fiscal 2009.
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